EXHIBIT 10.112

                           HIENERGY TECHNOLOGIES, INC.

                            DEBT CONVERSION AGREEMENT

THIS DEBT CONVERSION AGREEMENT (the "Agreement") is made and entered into as of the 13th day of May, 2005, by and between HIENERGY TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Company") and Nicholas J. Yocca (the "Lender").

                                    RECITALS

      WHEREAS, the Company is engaged in the research and development of proprietary, neutron-based, "stoichiometric" sensor devices;

      WHEREAS, the Lender has made several bridge loans to the Company to assist it during a period of severe financial need, as evidenced by the delivery by the Company to the Lender of one (1) unsecured promissory notes in the aggregate face amount of Fourteen Thousand Dollars ($14,000), each being due on demand and bearing interest at the rate of five percent (5%) simple interest per annum (collectively, the "Bridge Note");

      WHEREAS, inasmuch as the Company is unable to repay the indebtedness represented by the Bridge Note in cash at this time, the Lender has agreed to accept in lieu thereof 32,820 shares of the Company's common stock having a par value of $0.001 per share (the "Shares"); and the Company's Board of Directors has agreed to issue such Shares to the Lender in full satisfaction of such indebtedness, in each case, subject to the terms of this Agreement.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing premises, and the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1. Company Obligations. On and as of the date on which both parties execute this Agreement (the "Effective Date"), the Company will issue to the Lender a stock certificate evidencing the Lender's ownership of thirty two thousand, eight hundred and twenty (32,820) Shares, at a purchase price of Forty-Five Cents ($0.45) per Share in full satisfaction and discharge of all indebtedness owed to the Lender as set forth in the Bridge Note.

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2.    Lender Obligations. In consideration and payment in full for the issuance and delivery of the Shares to the Lender pursuant to Section 1 above, the Lender hereby agrees:

      (a) to submit to the Company, as full and complete payment for the Shares, the originally-executed Bridge Note, which the Company shall mark "cancelled" upon receipt; and

      (b) to release and discharge the Company and its respective successors and assigns from any and all further liability in respect of the Bridge Note except as otherwise set out in this Agreement.

3. Representations and Warranties of the Subscriber. The Subscriber hereby represents and warrants to the Company, as of the Effective Date, as follows:

      (a) the Subscriber is an "Accredited Investor" as such term is defined in Rule 501 of Regulation D, and is familiar with the character, integrity and business acumen of the principals of the Company;

      (b) the Subscriber: (A) has no need for liquidity in this investment; and (B) is able to bear the economic risks of an investment in the Shares for an indefinite period of time, and could afford to lose the entire amount of such investment;

      (c) the Subscriber understands and acknowledges that a purchaser of the Shares must be prepared to bear the economic risk of such investment for an indefinite period because of: (A) the heightened nature of the risks associated with an investment in the Company due to its status as a development stage company; (B) illiquidity of the Shares due to the fact that the Shares have not been registered under the Securities Act of 1933, as amended, or any of the rules and regulations promulgated thereunder (collectively, the "Act") or any state securities act (nor passed upon by the SEC or any state securities commission), and the Shares have not been registered or qualified by the Subscriber under federal or state securities laws solely in reliance upon an available exemption from such registration or qualification, and hence such Shares cannot be sold unless they are subsequently so registered or qualified, or are otherwise subject to any applicable exemption from such registration requirements; and (C) substantial restrictions on the transfer of the Shares, as set forth in, among other documents, this Agreement, and by legend on the face or reverse side of every certificate evidencing the ownership of any Shares;

      (d) the Subscriber understands and acknowledges that an investment in the Shares is speculative in nature, and involves certain risks;

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      (e)   the Subscriber is not a member of the National Association of
            Securities Dealers, or of any other self-regulatory agency which would require approval prior to any purchase of the Shares;

      (f) the Subscriber is acquiring the Shares for its own investment, and not with a view toward the subdivision, resale, distribution, or fractionalization thereof; the Subscriber has no contract, undertaking, arrangement or obligation with or to any person to sell, transfer, or otherwise dispose of the Shares (or any portion thereof hereby subscribed for), and has no present intention to enter into any such contract, undertaking, agreement or arrangement;

      (g) the offering of Shares was made only through direct, personal communication between the Subscriber (or a representative thereof) and the Company; the subscription for Shares by the Subscriber is not the result of any form of general solicitation or general advertising including, but not limited to, the following: (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or other written communication, or broadcast over television, radio or any other medium; or (ii) any seminar or meeting to which the attendees had been invited by any general solicitation or general advertising;

      (h) the Subscriber has been advised to consult with an attorney regarding legal matters concerning the purchase and ownership of the Shares, and with a tax advisor regarding the tax consequences of purchasing such Shares;

      (i) the Subscriber is a corporation which was not organized for the specific purpose of acquiring the Shares and has other investments or business activities besides investing in the Company; and

      (j) this Agreement, once executed and delivered to the Company by the Subscriber, constitutes the valid and legally binding obligation of the Subscriber, enforceable against such Subscriber in accordance with its terms.

4. Execution of Agreement. At such time as the Company has executed this Agreement, this Agreement shall be the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

5.    Miscellaneous.

      (a) The Subscriber agrees that, once executed by it, the Lender may not cancel, terminate or revoke this Agreement, or any Agreement in respect of the Shares which it may make hereunder or pursuant hereto, and that this Agreement shall survive the death, permanent or temporary disability, dissolution, winding up or liquidation (as applicable) of the Subscriber, and that this Agreement shall be binding upon, and inure to the benefit of such Subscriber's heirs, executors, administrators, successors in interest and permitted assigns.

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      (b)   All notices, requests, demands and other communications to be given shall be in writing and shall be deemed to have been duly given on the date of personal service or transmission by fax if such transmission is received during the normal business hours of the addressee, or on the first business day after sending the same by overnight courier service or by telegram, or on the third business day after mailing the same by first class mail, or on the day of receipt if sent by certified or registered mail, addressed as set forth following the signature of such party at the end of this document, or at such other address as any party may hereafter indicate by notice delivered as set forth in this Section 6(b).

      (c) This Agreement shall constitute the binding agreement of the parties, enforceable against each of them in accordance with its terms. This Agreement may not be assigned by the Subscriber, whether by contract or by operation of law, without the prior written consent of the Company, which consent may be given or denied as the Company, in its sole and exclusive discretion, may deem appropriate.

      (d) This Agreement, together with its exhibits, constitute the entire and final agreement and understanding between the Subscriber and the Company with respect to the agreement of the Lender to accept the Shares in full and complete satisfaction of the Bridge Note, and the issuance and cancellation, as applicable, thereof, and supersedes any and all prior oral or written agreements, statements, representations, warranties or understandings by any party, all of which are merged herein and superseded by this Agreement.

      (e) The headings provided are for convenience only and shall have no force or effect upon the construction or interpretation of any provision of the Agreement. Furthermore, in interpreting this Agreement, the reader shall adopt the plural form of any word written in the singular, and the feminine form of any word written in the masculine, whenever the context or circumstances of such provision so require.

      (f) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

      (g) Each party agrees to execute such other and further documents and to perform such other and further acts as may be reasonably necessary to carry out the purposes and provisions of this Agreement.

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      (h)   This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to the performance and enforcement of contracts made within such state, without giving effect to the law of conflicts of laws applied thereby. In the event that any dispute shall occur between the parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Agreement, the parties hereby agree to accept the exclusive jurisdiction of the Courts of the State of California sitting in and for the County of Orange. In the event either party shall be forced to bring any legal action to protect or defend its rights hereunder, then the prevailing party in such proceeding shall be entitled to reimbursement from the non-prevailing party of all fees, costs and other expenses (including, without limitation, the reasonable expenses of its attorneys) in bringing or defending against such action.

      (i) The provisions of this Agreement are severable, and if any one or more provisions is determined to be illegal, indefinite, invalid or otherwise unenforceable, in whole or in part, by any court of competent jurisdiction, then the remaining provisions of this Agreement and any partially unenforceable provisions to the extent enforceable in the pertinent jurisdiction shall continue in full force and effect and shall be binding and enforceable on the parties.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first written above.

THE CORPORATION:


HIENERGY TECHNOLOGIES, INC.                     ATTEST:

  By: /s/ Bogdan C. Maglich                       By:
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      Bogdan C. Maglich                               Acting Corporate Secretary


THE INVESTOR:

NICHOLAS J. YOCCA                               WITNESS:

  By: /s/ Nicholas J. Yocca                       By:
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